PLEDGE AGREEMENT

                                                   Dated as of February 23, 2000

     Aviation Group, Inc., a Texas corporation ("Pledgor") hereby pledges and assigns to Lee B. Sanders ("Secured Party"), and grants a security interest to Secured Party in, the property described below belonging to (or an interest in which belongs to) Pledgor:

     1. Subject only to the prior pledge described in that certain PLEDGE AGREEMENT dated March 23, 1998 by and between Aviation Group, Inc. and Grady Lynn, all of the issued and outstanding shares of the voting common stock of Aero Design, Inc., a Tennessee corporation owned by Pledgor;

     2. Subject only to the prior pledge described in that certain PLEDGE AGREEMENT dated March 23, 1998 by and between Aviation Group, Inc. and Grady Lynn, all of the outstanding membership interests of Pledgor in Battery Shop, LLC, a Tennessee limited liability company, and all rights of Pledgor arising under the Battery Shop, LLC Operating Agreement dated January 1, 1995;

     3. All of the issued and outstanding shares of the voting common stock of Aviation Exteriors Greenville, Inc., a Mississippi corporation owned by Pledgor;

     4. All of the issued and outstanding shares of the voting common stock of Pride Aviation Portland, Inc., an Oregon corporation owned by Pledgor;

     5. Subject only to the prior pledge described in that certain PLEDGE AGREEMENT dated March 1, 1996 and amended August 1, 1996 by and between Aviation Group, Inc. and certain holders of Pledgor's 10% CONVERTIBLE NOTES DUE MARCH 1, 2001, 9,900 of the issued and outstanding shares of the voting common stock of Pride Aviation, Inc., an Oklahoma corporation owned by Pledgor; and

     6. All of the issued and outstanding shares of the voting common stock of General Electrodynamics Corporation, a Texas corporation owned by Pledgor;

     7. All dividends and distributions on or other rights in connection with such property, and all proceeds from the sale of such property.

Collectively all such stock, membership interests and other assets hereinafter are called the "Collateral". The stock certificates listed above have been, or will be subject to prior pledge to other parties as described herein, delivered to the Secured Party, along with a corresponding stock power appropriately executed in blank.

     The security interest granted herein is to secure the following (all of which is hereinafter called the "Obligations"):

     (a) Complete and timely payment of all sums due and performance of all other obligations of Pledgor described and outlined in that certain "EMPLOYMENT AGREEMENT" by and between the Pledgor and Lee B. Sanders, dated March 1, 1996 and

                                        1



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          subsequently  amended,  specifically  including  but  not  limited  to
          Pledgor's payment of compensation, benefits, and bonus payments as described in Article III of said EMPLOYMENT AGREEMENT;

     (b) Repayment of any and all expenses incurred by Secured Party or advances made to or for the benefit of the Pledgor from time to time past, present, and future by Secured Party; and

     (c) All costs incurred by Secured Party to obtain, preserve, perfect and enforce the security interests herein granted, collect the
          Obligations, and maintain, preserve, collect and enforce the Collateral, and including but not limited to reasonable attorneys' fees and expenses of sale.

     Cash dividends on any of the Collateral shall continue to be paid to the Pledgor unless Pledgor defaults in the payment of any Obligations, in which event Secured Party is authorized to collect and apply such cash dividends in reduction of the Obligations. Any liquidating distributions and any additional securities or other property issued or distributed with respect to any of the Collateral, including all or any dividends, exchanges, or substitutions, shall be pledged as additional collateral hereunder, shall be delivered to secured Party, and shall constitute "Collateral" as that term is defined herein.

     Upon the occurrence of a failure to pay any sums when due under the EMPLOYMENT AGREEMENT, if Secured Party has first given notice of such failure to Pledgor and given Pledgor 30 days after receipt of such notice in which to cure such failure to pay, Secured Party is entitled to foreclose on the collateral and in such event Secured Party shall have:

     (1) All remedies and rights under the Texas Business and Commerce Code and other applicable laws; and

     (2)  All remedies and rights under the EMPLOYMENT AGREEMENT.

     Unless the property pledged hereunder threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party will give Pledgor reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. The requirements of reasonable notice shall be met if such notice is mailed, postage prepaid, to the address of Pledgor shown at the end of this Agreement at least (10) days before the time of the sale or disposition. The proceeds of any such sale shall be applied, first to the payment of all costs and expenses of collection, storage, custody, and the sale and delivery of the Collateral, including Secured Party's reasonable attorneys' fees and expenses in connection therewith, and next to the payment of such of the Obligations and in such order of application as Secured Party may from time to time elect. Any remaining surplus may be retained by Secured party as security hereunder until all the Obligations shall have terminated.

     If, in the opinion of Secured Party, there is any question that a public or semipublic sale or distribution of any Collateral will violate any state or federal securities law, Secured Party in its discretion (a) may offer and sell securities privately to purchasers who will agree to take them for investment purposes and not with a view to distribution and who will agree to imposition of intrastate offering under Section 3(a)(11) of the Securities Act of 1933, as amended, and no sale so made in good faith by Secured Party shall be deemed to be not "commercially reasonable" because so made. Pledgor shall cooperate fully with Secured Party in all respects in selling or realizing upon all or any part of the Collateral.

     No delay on the part of Secured Party in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Secured Party of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. No action of Secured Party permitted hereunder shall impair or affect the rights of Secured Party in and to the Collateral. This Agreement shall inure to the benefit of Secured Party and their successors and assigns.

     This Agreement shall be governed by the laws of the State of Texas, venue in Dallas County, including the version of the Uniform Commercial Code adopted in such state.

                                                     PLEDGOR

         Address:                                    AVIATION GROUP, INC.

         700 North Pearl                             /s/  Richard L. Morgan
         Suite 2170                                  ---------------------------
         Dallas, Texas 75201                         BY:
                                                     NAME:   Richard L. Morgan
                                                     TITLE:   EVP, Director

                                                     SECURED PARTY

                                                     /s/  Lee B. Sanders
                                                     ---------------------------
                                                     LEE B. SANDERS